UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 18, 2024

Date of Report (Date of earliest event reported)

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On November 18, 2024, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) posted an investor presentation (the “Investor Presentation”) to the “News & Media” section of the Company’s website at www.cabalettabio.com. The Investor Presentation will be used in connection with a conference call and webcast today, November 18, 2024, at 8:00 a.m. ET, to review the clinical data presented at the American College of Rheumatology (ACR) Convergence 2024 conference (“ACR Convergence 2024”) and provide an update on the RESET clinical development program. A copy of the Investor Presentation is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On November 18, 2024, the Company also issued a Press Release reporting new and updated clinical data on CABA-201 demonstrating the potential to achieve drug-free, compelling clinical responses based on eight patients dosed across the ongoing Phase 1/2 RESET-Myositis™, RESET-SLE™ and RESET-SSc™ clinical trials (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 16, 2024, the Company presented translational updates from the RESET clinical trials at the ACR Convergence 2024 conference. A copy of the poster, which has been published to the “Technology - Posters & Presentations” section of the Company’s website is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 17, 2024, the Company presented a clinical update at the ACR Convergence 2024 conference. A copy of the slides, which has been published to the “News & Media” section of the Company’s website, is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 18, 2024, the Company issued the Press Release reporting new and updated clinical data on CABA-201 demonstrating the potential to achieve drug-free, compelling clinical responses based on eight patients dosed across the ongoing Phase 1/2 RESET-Myositis™, RESET-SLE™ and RESET-SSc™ clinical trials.

As of the data cut-off date of November 1, 2024, eight patients had been dosed with CABA-201 with sufficient follow-up to be evaluable across the RESET clinical development program. In the RESET-Myositis trial, one patient in the immune-mediated necrotizing myopathy (IMNM) cohort completed six months of follow-up and two patients, one in the IMNM cohort and one in the dermatomyositis (DM) cohort, each completed one month of follow-up. In the RESET-SLE trial, one patient in the non-renal systemic lupus erythematosus (SLE) cohort completed six months of follow-up, one patient in the lupus nephritis (LN) cohort completed four months of follow-up, and two patients in the non-renal SLE cohort each completed one month of follow-up. Translational assessments from the third patient in the non-renal SLE cohort were not available for inclusion at the time of the data cut-off. In the RESET-SSc trial, one patient in the severe skin cohort completed six weeks of follow-up.

Across these eight patients treated with CABA-201, patients were administered a one-time infusion of CABA-201 at 1 x 106 cells/kg, following a preconditioning regimen of fludarabine and cyclophosphamide. The primary endpoint of each trial is safety and tolerability within 28 days of infusion. Secondary endpoints include translational assessments and clinical outcomes.

Safety and Tolerability Profile: CABA-201 has shown a favorable risk-benefit profile in patients with active and refractory autoimmune disease

•

Through 28 days of follow-up, no evidence of cytokine release syndrome (CRS) of any grade was observed in five of the eight patients. Low-grade CRS (Grades 1-2) was observed in three patients, all of which recovered following standard care. Tocilizumab was not administered for any cases of CRS.

•

No evidence of immune effector cell-associated neurotoxicity syndrome (ICANS) of any grade has been observed in any patient since reporting the initial safety data on the first LN patient in August 2024. This patient had acute inflammatory events shortly before CABA-201 treatment and demonstrated an abnormal, pro-inflammatory cytokine profile prior to infusion that continued after CABA-201 infusion, suggestive of a possible occult infection.

Translational Assessments: CABA-201 induced consistent and complete B cell depletion, with early naïve B cell repopulation suggesting the potential to generate an immune system reset

•	CAR T cell expansion associated with CABA-201 reached its peak between day 8 and day 15. Translational assessments from the first patient in the LN cohort indicated a second peak at day 29.

•	Complete B cell depletion was observed by day 22 after CABA-201 infusion.

•

B cell repopulation occurred in the first two patients treated with CABA-201 as early as 8 weeks and exhibited a transitional naïve phenotype, reflecting the production of new B cells after deep systemic depletion.

•

Two of the three patients with follow-up beyond three months demonstrated a reduction in disease-associated antibodies. Clinical responses in all three of these patients were observed independent of autoantibody levels.

•	Vaccine and infectious pathogen antibodies remained generally stable.

Clinical Outcomes: CABA-201 provided compelling signs of early efficacy, supporting the potential for drug-free clinical responses

•	Initial clinical responses in the RESET-Myositis trial were consistent with published data with response kinetics appearing to differ between myositis subtypes.

•

The first known adult DM patient dosed with CAR T in the form of CABA-201 demonstrated an improvement in muscle strength to normal and a major total improvement score (TIS) response off all immunosuppressants at one month of follow-up. The Cutaneous Dermatomyositis Disease Area and Severity Index – Activity (CDASI-A) improved from 25 to 9.

•

At six months of follow-up, the first IMNM patient demonstrated a continued and improved clinical response off immunosuppressants and without flares. At one month of follow-up, the second IMNM patient demonstrated a total improvement score consistent with the first IMNM patient at one month after CABA-201 infusion off immunosuppressants.

•	All four patients in the RESET-SLE trial demonstrated clinical responses off immunosuppressants.

•	All three patients in the non-renal SLE cohort demonstrated no clinical symptoms on SLEDAI-2K as of the latest follow-up and the first patient has completed a prednisone taper to discontinuation.

•

The first patient in the LN cohort, who experienced the previously reported ICANS event, had a SLEDAI that improved from 22 at baseline to 8 at month four of follow-up. The patient’s proteinuria improved more than 90%, approaching normal levels, while off all immunosuppressants and with an ongoing prednisone taper.

•	The first patient in the severe skin cohort in the RESET-SSc trial demonstrated early clinical improvements after discontinuation of disease-specific therapy.

•

The modified Rodnan Skin Score of the first patient in the severe skin cohort improved from 42 at baseline (potential maximum of 51) to 36 at day 42, suggesting the potential emergence of a drug-free clinical response.

Forward-Looking Statements

The information under this Item 8.01 contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s business plans and objectives as a whole; Cabaletta’s ability to realize its vision of launching the first curative targeted cell therapy designed specifically for patients with autoimmune diseases; Cabaletta’s ability to successfully complete research and further development and commercialization of its drug candidates in current or future indications, including the timing and results of Cabaletta’s clinical trials and its ability to conduct and complete clinical trials; expectation that clinical results will support CABA-201’s safety and activity profile; statements regarding the expectations of trial modifications and prophylactic measures, continued trial operations; statements regarding the timing of interactions with regulatory authorities, including such authorities’ review of safety information from Cabaletta’s ongoing clinical trials and potential registrational program designs for CABA-201; Cabaletta’s expectations around the potential success and therapeutic benefits of CABA-201, including its belief that CABA-201 has the potential to reset the immune system and result in compelling clinical responses without chronic therapy requirements in patients; the Company’s advancement of separate Phase 1/2 clinical trials of CABA-201 in patients with SLE, myositis, SSc and gMG and advancement of a RESET-PV trial, including updates related to status, safety data, efficiency of clinical trial design or otherwise; the clinical significance of the clinical data read-out at the ACR Convergence 2024 in November 2024 for patients with myositis, SLE and SSc treated with CABA-201; Cabaletta’s ability to increase enrollment from its rapidly expanding clinical network in the RESET clinical program in the United States and beyond and Cabaletta’s ability to leverage such growing clinical trial network to accelerate development of its therapy for patients.

Any forward-looking statements in this Item 8.01 are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings and potential clearance; the risk that signs of biologic activity or persistence may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of CABA-201; the risk that the results observed with the similarly-designed construct employed in academic publications, including due to the dosing regimen, are not indicative of the results we seek to achieve with CABA-201; risks that modifications to trial design or approach may not have the intended benefits and that the trial design may need to be further modified; risks related to clinical trial site activation, delays in enrollment generally or enrollment rates that are lower than expected; delays related to assessment of clinical trial results; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions and public health crises; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation and Fast Track Designation or other designations for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners, including in light of recent legislation; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this Item 8.01 is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor Presentation, dated November 18, 2024, furnished herewith.

99.2	Press Release issued by the registrant on November 18, 2024, furnished herewith.

99.3	Poster presentation from Cabaletta Bio, Inc., dated November 16, 2024

99.4	Slides from Cabaletta Bio, Inc.’s ACR Convergence 2024 Conference Presentation, dated November 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: November 18, 2024	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer